Exhibit 10.17
EXECUTION COPY
AMENDMENT NO. 3
Dated as of November 4, 2025
to
TERM LOAN CREDIT AGREEMENT
Dated as of April 12, 2023
THIS AMENDMENT NO. 3 (this “Amendment”) is made as of November 4, 2025 by and among PPG Industries, Inc., a Pennsylvania corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as Administrative Agent (the “Administrative Agent’), under that certain Term Loan Credit Agreement dated as of April 12, 2023 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Term Loan Credit Agreement.
WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Term Loan Credit Agreement;
WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
ARTICLE IAmendments to the Term Loan Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”):
SECTION 1.01. The parties hereto agree that, effective as of 12:00 a.m., New York City time, on January 9, 2026, the Term Loan Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Term Loan Credit Agreement attached as Annex A hereto (the Term Loan Credit Agreement as so amended, the “Amended Term Loan Credit Agreement”).
ARTICLE IIConditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:
SECTION 2.01. The Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by the Borrower, each of the Lenders and the

Administrative Agent (which, subject to Section 9.20 of the Term Loan Credit Agreement, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page).
SECTION 2.02. The Administrative Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Amendment Effective Date, stating that (i) the representations and warranties contained in Section 4.01 of the Term Loan Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Amendment Effective Date and (ii) no event has occurred and is continuing that constitutes a Default.
SECTION 2.03. The Administrative Agent shall have received the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)    Certified copies of the resolutions of the board of directors of the Borrower approving the transactions contemplated by this Amendment and the Amended Term Loan Credit Agreement.
(ii)    A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment.
(iii)    An opinion of K&L Gates LLP, special counsel for the Borrower.
(iv)    A certificate of subsistence for the Borrower from the Commonwealth of Pennsylvania.
SECTION 2.04. (x) The Administrative Agent, the Arranger and the Lenders shall have received, at least three Business Days prior to the Amendment Effective Date, all documentation and other information about the Borrower as shall have been reasonably requested by the Administrative Agent, the Arranger or the Lenders that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (y) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Amendment Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Amendment Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (d) shall be deemed to be satisfied).
SECTION 2.05. All legal fees due and payable to the Administrative Agent that are required to be paid on or prior to the Amendment Effective Date shall have been paid, so long as any such legal fees have been invoiced to the Borrower prior to the Amendment Effective Date.
The Administrative Agent shall promptly notify the Lenders and the Borrower in writing of the occurrence of the Amendment Effective Date, and such notice shall be conclusive and binding.
ARTICLE IIIRepresentations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that, as of the Amendment Effective Date:
SECTION 3.01. It has the corporate power and authority to execute and deliver and perform this Amendment and to perform the Amended Term Loan Credit Agreement, to make the Borrowings provided for therein; and all such action has been duly authorized by all necessary corporate proceedings on its part.
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SECTION 3.02. This Amendment and the Amended Term Loan Credit Agreement constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights.
SECTION 3.03. As of the date hereof and after giving effect to the terms of this Amendment, (i) the representations and warranties contained in Section 4.01 of the Term Loan Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects) on and as of the Amendment Effective Date and (ii) no event has occurred and is continuing that constitutes a Default.
ARTICLE IVReaffirmation; Reference to and Effect on the Loan Documents.
SECTION 4.01. From and after the Amendment Effective Date, each reference in the Term Loan Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Term Loan Credit Agreement,” “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Term Loan Credit Agreement.
SECTION 4.02. The Loan Documents, and the obligations of the Borrower under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
SECTION 4.03. The Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, and (iv) agrees that the Loan Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever.
SECTION 4.04. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
SECTION 4.05. This Amendment is a Loan Document under (and as defined in) the Term Loan Credit Agreement.
ARTICLE VGoverning Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.
SECTION 5.01. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 5.02. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.12 AND 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
ARTICLE VIAmendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, each of the Lenders and the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
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ARTICLE VIIExecution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
ARTICLE VIIINotices. All notices hereunder shall be given in accordance with the provisions of Section 9.02 of the Credit Agreement.
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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

PPG INDUSTRIES, INC.,
as the Borrower

By: /s/ John A. Jankowski
Name: John A. Jankowski
Title: Vice President and Treasurer

Signature Page to Amendment No. 3 to
Term Loan Credit Agreement dated as of April 12, 2023
PPG Industries, Inc.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
individually as a Lender and as Administrative Agent

By: /s/ Brian Crowley
Name: Brian Crowley
Title:

By: /s/ Armen Semizian
Name: Armen Semizian
Title: Managing Director

Signature Page to Amendment No. 3 to
Term Loan Credit Agreement dated as of April 12, 2023
PPG Industries, Inc.

ING BANK N.V., Dublin Branch
as a Lender

By: /s/ Robert O’Donoghue
Name: Robert O’Donoghue
Title: Managing Director

By: /s/ Sean Hasset
Name: Sean Hassett
Title: Director
Signature Page to Amendment No. 3 to
Term Loan Credit Agreement dated as of April 12, 2023
PPG Industries, Inc.

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
as a Lender

By: /s/ Yuanyuan Peng
Name: Yuanyuan Peng
Title: Executive Director

By: /s/ Brian Monahan
Name: Brian Monahan
Title: Director

Signature Page to Amendment No. 3 to
Term Loan Credit Agreement dated as of April 12, 2023
PPG Industries, Inc.

DANSKE BANK A/S,
as a Lender

By: /s/ Andreas Langfeldt
Name: Andreas Langfeldt
Title: Managing Director

By: /s/ Jonas Klitskov-Fogh
Name: Jonas Klitskov-Fogh
Title: Director

Signature Page to Amendment No. 3 to
Term Loan Credit Agreement dated as of April 12, 2023
PPG Industries, Inc.

SKANDINAVISKA ENSKILDA BANKEN AB (publ),
as a Lender

By: /s/ Penny Neville-Park
Name: Penny Neville-Park
Title: Authorized Signatory

By: /s/ Andrew Moore
Name: Andrew Moore
Title: Authorized Signatory

Signature Page to Amendment No. 3 to
Term Loan Credit Agreement dated as of April 12, 2023
PPG Industries, Inc.

ANNEX A

Attached

|US-DOCS\164455004.6||

TERM LOAN CREDIT AGREEMENT
Dated as of April 12, 2023, among
PPG INDUSTRIES, INC.
as Borrower
and
THE INITIAL LENDERS NAMED HEREIN
and
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH
as Administrative Agent
and
BBVA SECURITIES INC.
as Sole Bookrunner
and
BBVA SECURITIES INC.
and
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH
as Joint Lead Arrangers

|US-DOCS\164455004.6||

TABLE OF CONTENTS
i

Schedules

Schedule 2.01 - Term Loan Commitments
ii

Exhibits

Exhibit A - Form of Note
Exhibit B - Form of Notice of Term Loan Borrowing
Exhibit C - Form of Assignment and Acceptance

Page

Schedules

Schedule 2.01    -    Term Loan Commitments

Exhibits

Exhibit A     -    Form of Note
Exhibit B     -    Form of Notice of Term Loan Borrowing
Exhibit C     -    Form of Assignment and Acceptance

iii

TERM LOAN CREDIT AGREEMENT (this “Agreement”)

Dated as of April 12, 2023

This Agreement is among PPG INDUSTRIES, INC., a Pennsylvania corporation (“PPG” and the “Borrower”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof on the date hereof, BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH (“BBVA”), as Administrative Agent for the Lenders.
WHEREAS, PPG has requested that the Initial Lenders make term loans to it in an initial aggregate principal amount not exceeding €500,000,000, and the Initial Lenders are willing to do so, on the terms and subject to the conditions contained herein. Accordingly, the parties hereto agree as follows:
ARTICLE IX

DEFINITIONS AND ACCOUNTING TERMS
SECTION 9.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Additional Term Loan Lender” means (a) a Lender or (b) any other Person, in each case that agrees to provide an Incremental Term Loan, in each case pursuant to Section 2.18, with the consent of the Administrative Agent (such consent in each case not to be unreasonably withheld).
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than 0.00%, such rate shall be deemed to be equal to 0.00% for the purposes of this Agreement.
“Administrative Agent” means BBVA (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
“Agent’s Account” means, the account of the Administrative Agent maintained by the Administrative Agent at BBVA at its office at 1345 Avenue of the Americas, New York, New York 10105.
“Agreement” has the meaning specified in the introductory paragraph hereof.

“Amendment No. 1 Effective Date” means December 15, 2023.
“Amendment No. 2 Effective Date” means December 6, 2024.
“Amendment No. 3 Effective Date” means January 9, 2026.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of the Borrower’s Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to any Term Loan made by any Lender to the Borrower, any domestic or foreign branch or Affiliate of such Lender selected by such Lender at its option to make such Term Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms of this Agreement.
“Applicable Margin” means (a) in the case of Base Rate Loans, a rate per annum equal to 0% and (b) in the case of Eurocurrency Rate Loans, a rate per annum equal to 0.79%.
“Approved Fund” means any fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of BBVA Securities Inc. and Industrial and Commercial Bank of China Limited, New York Branch in its capacity as sole lead arranger and sole bookrunner hereunder.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent and PPG, PPG’s consent not to be unreasonably withheld or delayed.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule of requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or the exercise of control over such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm its obligations hereunder.
“Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(h) or 6.01(i) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, as the case may be. When used in reference to any Borrowing, “Base Rate” refers to whether the Term Loans comprising such Borrowing bear interest at a rate determined by reference to the Base Rate.
“Base Rate Loan” means a Term Loan denominated in Dollars that bears interest as provided in Section 2.06(a)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BBVA” has the meaning specified in the introductory paragraph hereof.
“Borrower” has the meaning specified in the introductory paragraph hereof.
“Borrowing” means a Term Loan Borrowing.
“Business Day” means, (a) with respect to a Term Loan denominated in Dollars, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, and (b) with respect to a Term Loan denominated in Euros, means a day of the year on which TARGET is open.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Law” means the occurrence, after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by any Person controlling such Lender, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any central bank or other Governmental Authority including, without limitation, any agency of the European Union or similar monetary or multinational authority made or issued after such date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Confidential Information” means any and all information and data of PPG and any of PPG’s Subsidiaries that is furnished or otherwise becomes known to the Administrative Agent or any Lender, but does not include any such information that is or becomes generally available to the public (other than as a result of the disclosure thereof by the Administrative Agent or any Lender, or any successor or assignee thereof) or that is or becomes available to the Administrative Agent or such Lender from a source other than PPG that is under no duty or obligation to keep such information or data confidential.
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Consolidated Subsidiaries” means the subsidiaries of PPG whose accounts are Consolidated with the accounts of PPG in PPG’s Consolidated financial statements prepared in accordance with GAAP.
“Convert”, “Conversion” and “Converted” each refers to a conversion of Term Loans of one Type into Term Loans of the other Type pursuant to Section 2.07 or 2.11.
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.19.
“Credit Party” means the Administrative Agent or any Lender.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Term Loans, unless such Lender has notified the Administrative Agent in writing within such period that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is a result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified PPG or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such requesting party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Disclosed Matters” means the actions, suits and proceedings disclosed or otherwise described in PPG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
“Dollars” and the “$” sign each means lawful currency of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning specified in Section 3.01.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and executed or adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means any Person approved by (a) the Administrative Agent and (b) unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07 or unless such Person is a Lender, an Affiliate of the assigning Lender, or an Approved Fund, PPG, each such approval referred to in clauses (a) and (b) above not to be unreasonably withheld or delayed; provided, however, that (i) if PPG does not respond to a request to consent for any such approval required by it on or before the fifth Business Day following such request, it shall be deemed to have granted such approval and (ii) none of PPG, any Affiliate of PPG, any Defaulting Lender or any natural person (or any holding company, investment vehicle trust for, or owned and operated for the primary benefit of, a natural person) shall qualify as an Eligible Assignee.
“EMU Legislation” means legislation enacted by the European Union’s Economic and Monetary Union.
“Equivalent” in Dollars of Euro on any date means the equivalent in Dollars of Euro determined by using the quoted spot rate at which the Administrative Agent’s principal office in London offers to exchange Dollars for Euro in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the “Equivalent” in Euro of Dollars means the equivalent in Euro of Dollars determined by using the quoted spot rate at which the Administrative Agent’s principal office in London offers to exchange Euro for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group of which PPG is a member and which is treated as a single employer under Section 414 of the Internal Revenue Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBO Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period, the rate per annum equal to the Euro interbank offered rate as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period as displayed on page EURIBOR01 of the Reuters screen that displays such rate at approximately 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the

Administrative Agent in its reasonable discretion) with a term equivalent to such Interest Period. If the EURIBO Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Euro” and the “€” sign each means the lawful currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in EMU Legislation.
“Eurocurrency Rate” means with respect to any Interest Period for Eurocurrency Rate Loans, an interest rate per annum equal to the rate per annum obtained by dividing (i) the EURIBO Rate for such Interest Period by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.
“Eurocurrency Rate Loan” means a Term Loan denominated in Euro that bears interest as provided in Section 2.06(a)(iii).
“Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans comprising such Borrowing.
“Eurocurrency Rate Reserve Percentage” for any Interest Period for all Eurocurrency Rate Loans comprising part of the same Borrowing means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Eurocurrency Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Eurocurrency Rate Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Events of Default” has the meaning specified in Section 6.01.
“Extended Maturity Date” means the First Extended Maturity Date and the Second Extended Maturity Date.
“Extending Lender” has the meaning specified in Section 2.19.
“Extension” has the meaning specified in Section 2.19.
“Extension Effective Date” has the meaning specified in Section 2.19.
“Extension Request” has the meaning specified in Section 2.19.
“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letter” means that certain 2025 Fee and Expense Reimbursement Letter, dated as of October 17, 2025 by and between PPG, BBVA and BBVA Securities Inc., as amended from time to time.
“First Extended Maturity Date” means the date that is one year after the Original Maturity Date (or, if such date is not a Business Day, the immediately preceding Business Day).
“First Extension Lender” means a Lender that is an Extending Lender in respect of the first Extension Request made pursuant to Section 2.19 and that, if a second Extension Request has been made pursuant to Section 2.19, is not a Second Extension Lender.
“Funded Debt” means all Indebtedness for money borrowed which by its terms matures at or is extendable or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness.
“GAAP” has the meaning specified in Section 1.03.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 9.07(h).
“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person, whether directly or indirectly, and including any obligation of such Person, direct or indirect, to purchase or pay such Indebtedness or to purchase any security for the payment of such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.
“Incremental Term Loan” has the meaning specified in Section 2.18(a).
“Incumbent Board” has the meaning specified in Section 6.01(g).
“Indebtedness” of any Person at any time means, without duplication, (a) all obligations for money borrowed or raised, all obligations (other than accounts payable and other similar items arising in the ordinary course of business) for the deferred payment of the purchase price of property, and all Capital Lease Obligations of such Person and (b) all Guarantees by such Person.
“Initial Lenders” has the meaning specified in the introductory paragraph hereof.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December, and (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of an Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period of more than three months’ duration, and the Maturity Date applicable to such Loan.
“Interest Period” means, initially, for each Term Benchmark Loan comprising part of the same Borrowing, the period commencing on the date of such Term Benchmark Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Term Benchmark Loans, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months, each as the Borrower may select upon notice received by the Administrative Agent not later than 11:00 A.M. (London time) on the third Business Day prior to the first day of such Interest Period, provided, however, that:
(a)    the Borrower may not select any Interest Period that ends after the latest Maturity Date;
(b)    Interest Periods commencing on the same date for Term Benchmark Loans comprising part of the same Term Loan Borrowing, as applicable, shall be of the same duration;
(c)    [intentionally omitted];
(d)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
(e)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Lenders” means the Initial Lenders, the Term A-1 Lenders, the Term A-2 Lenders, the Term A-3 Lenders and each Person that shall become a party hereto pursuant to Section 2.18 or Section 9.07.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Loan” means a Term Loan.

“Loan Documents” means this Agreement, the Fee Letter, and the Notes.
“Margin Stock” shall have the meaning given such term under Regulation U of the Federal Reserve Board as from time to time in effect, including all official interpretations thereunder or thereof.
“Material Adverse Effect” means a materially adverse effect on the business, assets, operations or financial condition of PPG and its Subsidiaries, taken as a whole, or a material impairment of the ability of PPG to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is or will be a party.
“Maturity Date” means, as to any Lender, (i) if (x) there has been no extension of the Maturity Date pursuant to Section 2.19 or (y) if such Lender is a Non-Extending Lender with respect to each Extension Request, the Original Maturity Date, (ii) if there have been one or more extensions of the Maturity Date pursuant to Section 2.19 and (x) such Lender is a First Extension Lender, the First Extended Maturity Date, or (y) such Lender is a Second Extension Lender, the Second Extended Maturity Date. Each reference herein to a Maturity Date that is not qualified by reference to any Lender or Tranche shall be deemed to refer to any Maturity Date.
“Moody’s” means Moody’s Investors Service, Inc.
“Non-Extending Lender” has the meaning specified in Section 2.19.
“Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.
“Notice of Term Loan Borrowing” has the meaning specified in Section 2.02(a).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 A.M. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Original Maturity Date” means January 9, 2029; provided, however, if such date is not a Business Day, the Original Maturity Date shall be the immediately preceding Business Day.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Eurocurrency Rate” means, for any amount payable in Euro, the rate of interest per annum at which overnight deposits in Euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Participant Register” has the meaning specified in Section 9.07(e).
“PATRIOT Act” has the meaning set forth in Section 9.16.
“Payment Office” means, for Euro, such office of BBVA as shall be from time to time selected by the Administrative Agent and notified by the Administrative Agent to the Borrower and the Lenders.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Plan” means any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code which is maintained for employees of PPG or any ERISA Affiliate.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“PPG” has the meaning specified in the introductory paragraph hereof.
“Primary Currency” has the meaning specified in Section 9.11(c).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.19.
“Register” has the meaning specified in Section 9.07(d).
“Reportable Event” means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code).

“Required Lenders” means, subject to Section 2.17, at any time, Term Lenders having outstanding Term Loans and unused Term A-3 Loan Commitments representing more than 50% of the total outstanding principal amount of Term Loans and unused Term A-3 Loan Commitments at such time; provided that, at any time there is more than one Lender, Required Lenders shall mean at least two Lenders having outstanding Term Loans representing more than 50% of the total outstanding principal amount of Term Loans and unused Term A-3 Loan Commitments at such time.
“Required Term A-2 Lenders” means, subject to Section 2.17, at any time, Term A-2 Lenders having unused Term A-2 Loan Commitments representing more than 50% of the total unused Term A-2 Loan Commitments at such time.
“Required Term A-3 Lenders” means, subject to Section 2.17, at any time, Term A-3 Lenders having unused Term A-3 Loan Commitments representing more than 50% of the total unused Term A-3 Loan Commitments at such time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Subsidiary” means:
(a)    any Subsidiary of PPG other than:
(i)    a Subsidiary substantially all of the physical properties of which are located, or substantially all of the business of which is carried on, outside the United States of America (“United States of America” shall not include the territories and possessions thereof), or
(ii)    a Subsidiary the primary business of which consists of purchasing accounts receivable and/or making loans secured by accounts receivable or inventories and/or making investments in real estate or providing services directly related thereto, or which is otherwise primarily engaged in the business of a finance or real estate investment company, or
(iii)    a Subsidiary the primary business of which consists of leasing equipment, machinery, vehicles, rolling stock and other articles for use in the business of PPG, or
(iv)    a Subsidiary the stock of which is held primarily for the purpose of securing the investment of PPG in such Subsidiary, while the management of such Subsidiary is accumulating funds for the purchase of such stock pursuant to written contract, and
(b)    any Subsidiary specified in clauses (i) through (iv) of paragraph (a) above which at the time of determination shall be designated a Restricted Subsidiary pursuant to designation by the board of directors of PPG as follows:
PPG may by a resolution adopted by its board of directors designate any Restricted Subsidiary to be an Unrestricted Subsidiary, provided that in the opinion of the board of directors of PPG, such Subsidiary does not own a manufacturing or research property, plant or facility which is of material importance to the business of PPG and its Restricted Subsidiaries taken as a whole, and may designate any Unrestricted Subsidiary to be a Restricted Subsidiary. PPG may by a resolution adopted by its board of directors designate a newly acquired or formed Subsidiary to be an Unrestricted Subsidiary, provided such designation takes place within 90 days of such acquisition or formation.
“Reuters” means Thomson Reuters Corporation, LSEG or, in each case, a successor thereto.
“S&P” means Standard & Poor’s, a division of McGraw Hill Financial Inc.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions administered or enforced by any Sanctions Authority (as of the Effective Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Executive Order issued by the President of the United States or any Person listed in any publicly available Sanctions-related list of designated Persons maintained by any Sanctions Authority, (b) any Person organized or resident in any Sanctioned Country or (c) any Person 50% or more owned or controlled by any Person or two or more Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” means (a) the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, (b) the United Kingdom, including His Majesty’s Treasury, (c) the United Nations Security Council, (d) the European Union, (e) Canada or (f) any other national or supra-national governmental authority that administers or enforces economic sanctions with jurisdiction over the Borrower or any of the Borrower’s Subsidiaries.
“Second Extended Maturity Date” means the date that is one year after the First Extended Maturity Date (or, if such date is not a Business Day, the immediately preceding Business Day).
“Second Extension Lender” means a Lender that is an Extending Lender in respect of the second Extension Request made pursuant to Section 2.19.
“Secured Debt” means Indebtedness for money borrowed if such Indebtedness is secured by a mortgage, pledge, lien, security interest or encumbrance on any of the manufacturing or research property, plant or facilities of PPG or any Restricted Subsidiary (but not including a property determined not to be a principal property of PPG or a Restricted Subsidiary by the board of directors of PPG in its discretion) or on any shares of stock or indebtedness of any Restricted Subsidiary.
“Shareholders’ Interest” means as of any particular time, the aggregate of equity capital and surplus of PPG and its Consolidated Subsidiaries, after deducting the cost of the shares of PPG held in PPG’s treasury (i.e., shares which had been previously issued and outstanding but have been reacquired and are presently held by PPG), as shown on a consolidated balance sheet of PPG and its Consolidated Subsidiaries, prepared in accordance with GAAP, as of the end of the latest fiscal year ended prior to such determination.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SPC” has the meaning specified in Section 9.07(h).
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Supported QFC” has the meaning assigned to it in Section 9.19.
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euro.
“Taxes” and “Other Taxes” have the respective meanings specified in Section 2.13.
“Term A-1 Lender” means, as of any date of determination, each Lender having a Term A-1 Loan Commitment and/or that holds Term A-1 Loans.
“Term A-1 Loan Borrowing” means a borrowing consisting of Term A-1 Loans made by each of the Term A-1 Lenders pursuant to Section 2.01(a).
“Term A-1 Loan Commitment” means (a) with respect to any Term A-1 Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Term A-1 Loan Commitment”, or in the Assignment and Acceptance or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Term A-1 Loan Commitment, as applicable, and giving effect to any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.07 and (b) as to all Term A-1 Lenders, the aggregate commitments of all Term A-1 Lenders to make Term A-1 Loans. The initial aggregate amount of the Term A-1 Loan Commitments on the Effective Date was €500,000,000. For the avoidance of doubt, the Term A-1 Loan Commitments were terminated after the funding of the “Term Loans” on the Effective Date.
“Term A-1 Loans” means the term loans made by the Term A-1 Lenders to the Borrower pursuant to Section 2.01(a) on the Effective Date.

“Term A-2 Lender” means, as of any date of determination, each Lender having a Term A-2 Loan Commitment and/or that holds Term A-2 Loans.
“Term A-2 Loan Borrowing” means a borrowing consisting of Term A-2 Loans made by each of the Term A-2 Lenders pursuant to Section 2.01(b).
“Term A-2 Loan Commitment” means (a) with respect to any Term A-2 Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Term A-2 Loan Commitment”, or in the Assignment and Acceptance or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Term A-2 Loan Commitment, as applicable, and giving effect to any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.07 and (b) as to all Term A-2 Lenders, the aggregate commitments of all Term A-2 Lenders to make Term A-2 Loans. The initial aggregate amount of the Term A-2 Loan Commitments on the Amendment No. 1 Effective Date was €250,000,000. For the avoidance of doubt, the Term A-2 Loan Commitments were terminated after the funding of the Term A-2 Loans on the Term A-2 Loan Funding Date.
“Term A-2 Loan Funding Date” means the date on which the conditions specified in Section 3.03 are satisfied (or waived in accordance with Section 9.01) and the Term A-2 Loans are funded.
“Term A-2 Loans” means the term loans made by the Term A-2 Lenders to the Borrower pursuant to Section 2.01(b) on the Term A-2 Loan Funding Date.
“Term A-3 Lender” means, as of any date of determination, each Lender having a Term A-3 Loan Commitment and/or that holds Term A-3 Loans.
“Term A-3 Loan Borrowing” means a borrowing consisting of Term A-3 Loans made by each of the Term A-3 Lenders pursuant to Section 2.01(c).
“Term A-3 Loan Commitment” means (a) with respect to any Term A-3 Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Term A-3 Loan Commitment”, or in the Assignment and Acceptance or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Term A-3 Loan Commitment, as applicable, and giving effect to any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.07 and (b) as to all Term A-3 Lenders, the aggregate commitments of all Term A-3 Lenders to make Term A-3 Loans. The initial aggregate amount of the Term A-3 Loan Commitments on the Amendment No. 2 Effective Date is €300,000,000.
“Term A-3 Loan Funding Date” means the date on which the conditions specified in Section 3.04 are satisfied (or waived in accordance with Section 9.01) and the Term A-3 Loans are funded.
“Term A-3 Loans” means the term loans made by the Term A-3 Lenders to the Borrower pursuant to Section 2.01(c) on the Term A-3 Loan Funding Date.
“Term Benchmark Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans composing such Borrowing.

“Term Benchmark Loan” means any Eurocurrency Rate Loan.
“Term Lender” means a Term A-1 Lender or a Term A-2 Lender or a Term A-3 Lender or all, as the context requires.
“Term Loan Borrowing” means a Term A-1 Loan Borrowing or a Term A-2 Loan Borrowing or a Term A-3 Loan Borrowing or all, as the context requires.
“Term Loan Commitment” means the Term A-1 Loan Commitment or the Term A-2 Loan Commitment or the Term A-3 Loan Commitment or all, as the context requires.
“Term Loans” means the Term A-1 Loans or the Term A-2 Loans or the Term A-3 Loans or all, as the context requires.
“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 A.M. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 P.M. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Total Capitalization” means, as at any date, with respect to PPG and its Consolidated Subsidiaries, the sum (determined on a consolidated basis without duplication in accordance with GAAP) of (a) Total Indebtedness as at such date plus (b) the amount that should be set forth on the consolidated balance sheet of PPG and its Consolidated Subsidiaries prepared as at such date opposite the caption “Total Shareholders’ Equity” (or the equivalent caption), excluding the amount reported in the financial statements as “Accumulated Other Comprehensive Income (Loss)” related to “Pension and Other Postretirement Benefit Adjustments”.
“Total Indebtedness” means, as at any date, the total amount of Indebtedness of PPG and its Consolidated Subsidiaries on such date, determined on a consolidated basis without duplication in accordance with GAAP.

“Type” when used in reference to any Term Loan or Term Loan Borrowing, refers to whether the rate of interest on such Term Loan, or on the Term Loans comprising such Term Loan Borrowing, is determined by reference to the Eurocurrency Rate or the Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unrestricted Subsidiary” means any Subsidiary of PPG which is not a Restricted Subsidiary.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.
“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Wholly-owned Restricted Subsidiary” means a Restricted Subsidiary all of the outstanding capital stock of which, other than directors’ qualifying shares, and all of the Funded Debt of which, shall at the time be owned by PPG or by one or more Wholly-owned Restricted Subsidiaries, or by PPG in conjunction with one or more Wholly-owned Restricted Subsidiaries.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation (i) to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, (ii) to convert all or part of that liability into shares, securities or obligations of that person or any other person, (iii) to provide that any such contract or instrument is to have effect as if a right had been exercised under it or (iv) to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 9.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

SECTION 9.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with accounting principles generally accepted in the United States of America consistent with those applied in the preparation of the audited financial statements referred to in Section 4.01(c) (“GAAP”). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 or Accounting Standards Update No 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as capital lease obligations (and therefore not as Indebtedness for purposes of this Agreement).
Notwithstanding anything to the contrary contained in this Section 1.03 or in the definition of “Capital Lease Obligations”, and notwithstanding any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent the adoption thereof would require treating any lease (or similar arrangement conveying the right to use) as a finance lease or a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 15, 2015, such lease shall not be considered a finance lease or a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 9.04. Interest Rates; Benchmark Notification. The interest rate on Eurocurrency Rate Loans and Base Rate Loans may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of certain circumstances as set forth in Section 2.07(b) of this Agreement, Section 2.07(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance of, or any other matter related to, any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 9.05. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

SECTION 9.06. Terms Generally. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any law, statute, rule or regulation shall, unless otherwise specified, be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE X

AMOUNTS AND TERMS OF THE TERM LOANS
SECTION 10.01. The Term Loans.
(a)Each Term A-1 Lender (severally and not jointly) made, on the terms and conditions hereinafter set forth, Term A-1 Loans to the Borrower in Euro on the Effective Date in an aggregate amount equal to such Lender’s Term A-1 Loan Commitment.
(b)Each Term A-2 Lender (severally and not jointly) made, on the terms and conditions hereinafter set forth, Term A-2 Loans to the Borrower in Euro on the Term A-2 Loan Funding Date in an aggregate amount equal to such Lender’s Term A-2 Loan Commitment. With effect from the Term A-2 Loan Funding Date (but subject in all respects to Section 2.03(c)), each Term A-2 Loan made on the Term A-2 Loan Funding Date in accordance with this Section 2.01 and Section 3.03 shall constitute, for all purposes of this Agreement, a Term Loan made pursuant to this Agreement and such Term A-2 Loan, together with the Term A-1 Loans made on the Effective Date shall constitute one single class of Term Loans for all purposes of the Credit Agreement and the other Loan Documents.
(c)Each Term A-3 Lender (severally and not jointly) agrees, on the terms and conditions hereinafter set forth, to make Term A-3 Loans to the Borrower in Euro on January 9, 2025 in an aggregate amount equal to such Lender’s Term A-3 Loan Commitment. With effect from the Term A-3 Loan Funding Date, each Term A-3 Loan made on the Term A-3 Loan Funding Date in accordance with this Section 2.01 and Section 3.04 shall constitute, for all purposes of this Agreement, a Term Loan made pursuant to this Agreement and such Term A-3 Loan, together with the Term A-2 Loans made on the Term A-2 Loan Funding Date and the Term A-1 Loans made on the Effective Date shall constitute one single class of Term Loans for all purposes of the Credit Agreement and the other Loan Documents.
(d)Each Term Loan Borrowing shall consist of Term Loans of the same Type and in the same currency made on the same day by the Term Lenders ratably in accordance with their Term Loan Commitments. The failure of any Term Lender to make any Term Loan required to be made by it shall not relieve any other Term Lender of its obligations hereunder; provided that the Term Loan Commitments of the Term Lenders are several and no Term Lender shall be responsible for any other Term Lender’s failure to make Term Loans as required under this Agreement.

(e)[intentionally omitted].
(f)Amounts borrowed under this Section 2.01 and repaid or prepaid may not be re-borrowed.
SECTION 10.02. Borrowing of the Term Loans. (a) Each Term Loan Borrowing shall be made on notice, given not later than 11:00 A.M. (London time) three Business Days prior to the date of the proposed Term Loan Borrowing in the case of a Term Loan Borrowing consisting of Eurocurrency Rate Loans, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Such notice of a Term Loan Borrowing (a “Notice of Term Loan Borrowing”) shall be by telephone, confirmed immediately in writing or telecopier in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Term Loan Borrowing, (ii)  aggregate amount of such Term Loan Borrowing, (iii) the initial Interest Period for each such Term Loan and (iv) the location and number of the Borrower’s account to which proceeds of the Term Loan Borrowing are to be disbursed. Each Term Lender shall, before 11:00 A.M. (London time) on the date of such Term Loan Borrowing, in the case of a Term Loan Borrowing denominated in Euro, make available for the account of its Applicable Lending Office to the Administrative Agent at the Agent’s Account, in same day funds, such Term Lender’s ratable portion of such Term Loan Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower to an account of the Borrower maintained with the Administrative Agent at the Administrative Agent’s address referred to in Section 9.02 or at the applicable Payment Office or at such other account of a Subsidiary of the Borrower described in writing to the Administrative Agent and as approved by the Administrative Agent, as the case may be, and designated by the Borrower in the applicable Notice of Term Loan Borrowing.
(a)[Reserved].
(b)Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Term Benchmark Loans for any Term Loan Borrowing if the obligation of the Lenders to make Term Benchmark Loans of such Type shall then be suspended pursuant to Section 2.07 or 2.11.
(c)The Notice of Term Loan Borrowing shall be irrevocable and binding on the Borrower. In the case of any Term Loan Borrowing that the related Notice of Term Loan Borrowing specifies is to be comprised of Term Benchmark Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Term Loan Borrowing for such Term Loan Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (other than loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Term Loans to be made by such Lender as part of such Term Loan Borrowing when such Term Loan, as a result of such failure, is not made on such date.
(d)Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Term Loan Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Term Loan Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Term Loan Borrowing, in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the higher of (A) the interest rate applicable at the time to Term Loans comprising such Term Loan Borrowing and (B) the cost of funds incurred by the Administrative Agent in respect of such amount and (ii) in the case of such Lender, the Overnight Eurocurrency Rate in the case of Term Loans denominated in Euro. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Term Loans as part of such Term Loan Borrowing for purposes of this Agreement.

(e)The failure of any Lender to make the Term Loans to be made by it as part of any Term Loan Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loans on the date of such Term Loan Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loans to be made by such other Lender on the date of such Term Loan Borrowing.
SECTION 10.03. Fees.
(a)Administrative Agent’s Fees. PPG shall pay to the Administrative Agent for its own account such fees as agreed between PPG and the Administrative Agent in the Fee Letter.
(b)Lenders’ Extension Fees. PPG shall pay to the Administrative Agent for the account of each Lender that is a party to Amendment No. 3 to this Agreement, dated as of November 4, 2025, an extension fee in an amount set forth in the Fee Letter and previously disclosed to the Lenders, which fee shall be due and payable on January 9, 2026.
SECTION 10.04. Termination of the Term Loan Commitments.
(a)The Term A-1 Loan Commitments terminated on the Effective Date. The Term A-2 Loan Commitments terminated on the Term A-2 Loan Funding Date. Unless previously terminated, the Term A-3 Loan Commitments shall terminate at 3:00 P.M. (New York City time) on January 9, 2025.
(b)The Borrower may at any time terminate, or from time to time reduce, the Term A-3 Loan Commitments; provided that (i) each reduction of the Term A-3 Loan Commitments shall be in an amount that is an integral multiple of €5,000,000 and not less than €10,000,000. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Term A-3 Loan Commitments under this Section 2.04(b) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Term A-3 Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Term A-3 Loan Commitments shall be permanent. Each reduction of the Term A-3 Loan Commitments shall be made ratably among the Term A-3 Lenders in accordance with their respective Term A-3 Loan Commitments.
SECTION 10.05. Repayment. The Borrower shall repay to the Administrative Agent, for the ratable account of each Term Lender, on the Maturity Date for such Lender the aggregate principal amount of all Term Loans made by such Term Lender then outstanding, it being understood and agreed that any Term Loans denominated in Dollars shall be repaid in Dollars and any Term Loans denominated in Euro shall be repaid in Euro.
SECTION 10.06. Interest on Term Loans.
(a)Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of the applicable Term Loans from the date on which such Term Loans are made until such principal amount shall be paid in full, at the following rates per annum:
(i)Base Rate Loans. During such periods as such Term Loans are Base Rate Loans, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in respect of Base Rate Loans in effect from time to time payable in arrears quarterly on each applicable Interest Payment Date and on the date such Base Rate Loan shall be Converted or paid in full.
(ii)[intentionally omitted].
(iii)Eurocurrency Rate Loans. During such periods as such Term Loans are Eurocurrency Rate Loans, a rate per annum equal at all times during each Interest Period for such Term Loans to the sum of (x) the Eurocurrency Rate for such Interest Period for such Term Loans plus (y) the Applicable Margin in respect of Eurocurrency Rate Loans in effect from time to time payable in arrears on the applicable Interest Payment Date and on the date such Eurocurrency Rate Loans shall be Converted or paid in full.
(iv)[intentionally omitted].

(v)Interest in respect of Term Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in Euro shall be paid in Euro.
(b)Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Administrative Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of the Term Loans, payable in arrears on the dates referred to in clause (a) above, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on the Term Loans pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder by the Borrower that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on Base Rate Loans pursuant to clause (a)(i) above; provided, however, that, following acceleration of the Term Loans pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder upon demand.
SECTION 10.07. Interest Rate Determination. (a) If, with respect to any Eurocurrency Rate Loans, the Required Lenders notify the Administrative Agent that (i)  adequate and reasonable means do not exist for ascertaining the applicable Eurocurrency Rate (including because the applicable screen rate is not available or published on a current basis) or (ii) the Eurocurrency Rate for any Interest Period for such Loans will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (A) the Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Loans or (y) exchange such Loans into an Equivalent amount of Dollars and Convert such Loans into Base Rate Loans and (B) the obligation of the Lenders to make, or to Convert Loans into, Eurocurrency Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided that, if the circumstances set forth in clause (ii) above are applicable to Eurocurrency Rate Loans, the Borrower may elect, by notice to the Administrative Agent and the Lenders, to continue such Loans for a period of not longer than 30 days, which Loans shall bear interest at a rate per annum equal to the Applicable Margin in respect of Eurocurrency Rate Loans plus, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Loans by whatever means it reasonably determines to be appropriate. Each Lender shall certify its cost of funds for each Interest Period to the Administrative Agent and the Borrower as soon as practicable (but in any event not later than ten Business Days after the first day of such period).
(a)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the Eurocurrency Rate has made a public statement that the administrator of the Eurocurrency Rate is insolvent (and there is no successor administrator that will continue publication of the Eurocurrency Rate), (x) the administrator of the Eurocurrency Rate has made a public statement identifying a specific date after which the Eurocurrency Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of Eurocurrency Rate), (y) the supervisor for the administrator of the Eurocurrency Rate has made a public statement identifying a specific date after which the Eurocurrency Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Eurocurrency Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans denominated in Euro in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date that a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.07(b), only to the extent the Eurocurrency Rate and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Rate Loan shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Rate Loan, such Borrowing shall be made as a Base Rate Loan; provided that (A) the Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Loans or (y) exchange such Loans into an Equivalent amount of Dollars and Convert such Loans into Base Rate Loans.
(b)If the Borrower shall fail to select the duration of any Interest Period for any Term Benchmark Loans in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Loans will automatically, on the last day of the then existing Interest Period therefor, (i) if such Term Benchmark Loans are denominated in Dollars, Convert into Base Rate Loans and (ii) if such Term Benchmark Loans are denominated in Euro, be exchanged into an Equivalent amount of Dollars and Convert into Base Rate Loans.
(c)[intentionally omitted].
(d)Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Term Benchmark Loan will automatically, on the last day of the then existing Interest Period therefor, (A) if such Term Benchmark Loans are denominated in Dollars, be Converted into Base Rate Loans and (B) if such Eurocurrency Rate Loans are denominated in Euro, be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Loans and (ii) the obligation of the Lenders to make, or to Convert Loans into, Term Benchmark Loans shall be suspended; provided that the Borrower may elect, by notice to the Administrative Agent and the Lenders within one Business Day of such Event of Default, to continue such Loans in Euro, whereupon the Administrative Agent may require that each such Eurocurrency Rate Loans shall bear interest at the Overnight Eurocurrency Rate for a period of three Business Days and thereafter, such Eurocurrency Rate Loan shall be exchanged for an Equivalent amount of Dollars and be Converted into Base Rate Loans.
SECTION 10.08. [Intentionally Omitted].
SECTION 10.09. Prepayments of the Term Loans. The Borrower may, upon notice at least two Business Days’ prior to the date of such prepayment, in the case of Term Benchmark Loans, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Loans, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, provided that any such notice may state that such notice is conditioned upon the effectiveness of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. If such notice is given the Borrower shall, prepay the outstanding principal amount of the Term Loans in whole or in part (it being understood and agreed that any prepayment of the Term Loans shall be made ratably to each of the Term Lenders), in a principal amount not less than €25,000,000 (in the case of Eurocurrency Rate Loans) or $25,000,000 (in the case of Base Rate Loans) and integral multiples of €5,000,000 (in the case of Eurocurrency Rate Loans) or $5,000,000 (in the case of Base Rate Loans) in excess thereof, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that in the event of any such prepayment of Term Benchmark Loans, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c). For the avoidance of doubt, all prepayments of the Term Loans under this Section 2.09 shall be made ratably to all of the Term Lenders (including each of the Term A-1 Lenders, the Term A-2 Lenders and the Term A-3 Lenders).
SECTION 10.10. Increased Costs. (a) If, due to any Change in Law, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Term Loans (excluding for purposes of this Section 2.10 any such increased costs resulting from (1) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (2) changes in the basis of taxation of overall net income or overall gross income by the United States of America or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
(a)If any Lender determines that Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any Person controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such Person in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.
SECTION 10.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Term Benchmark Loans or to fund or maintain Term Benchmark Loans hereunder, (a) such Eurocurrency Rate Loans will automatically, upon such demand, be exchanged into an Equivalent amount of Dollars and be Converted into Base Rate Loans and (b) the obligation of the Lenders to make Term Benchmark Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
SECTION 10.12. Payments and Computations. (a) (i) the Borrower shall make each payment hereunder, without counterclaim or set-off, with respect to principal of, interest on, and other amounts relating to, Term Loans denominated in Dollars not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent, by deposit of such funds to the applicable Agent’s Account in same day funds, (ii) the Borrower shall make each payment hereunder, without counterclaim or set-off, with respect to principal of, interest on, and other amounts relating to, Term Loans denominated in Euro, not later than 11:00 A.M. (London time) on the day when due in Euro to the Administrative Agent, by deposit of such funds to the applicable Agent’s Account in same day funds, and (iii) the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.03, 2.10, 2.13 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(a)The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the other Loan Documents, to charge from time to time against any or all of the Borrower’s accounts with such Lender any amount so due.
(b)All computations of interest based on the Base Rate, when determined on the basis of the Prime Rate, shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Base Rate when not determined on the basis of the Prime Rate, the Eurocurrency Rate, Overnight Eurocurrency Rate or the Federal Funds Effective Rate shall be made by the Administrative Agent on the basis of a year of 360 days (or, in each case of Term Loans denominated in Euro where market practice differs, in accordance with market practice), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of Term Benchmark Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder or under the other Loan Documents that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at (i) the Federal Funds Effective Rate in the case of Term Loans denominated in Dollars or (ii) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Term Loans denominated in Euro.
(e)To the extent that the Administrative Agent receives funds for application to the amounts owing by the Borrower under or in respect of this Agreement or any of the other Loan Documents in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.12, the Administrative Agent shall be entitled to convert or exchange such funds into the required currencies, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.12; provided that the Borrower and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrower, such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.12(f) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange unless such loss, cost or expense or such failure is the result of fraudulent acts or omissions, gross negligence or willful misconduct of the Administrative Agent; and provided, further, that the Borrower agrees to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.12(f) except to the extent such losses, costs or expenses arose as a result of fraudulent acts or omissions, gross negligence or willful misconduct of the Administrative Agent.
(f)If, and for so long as, any Defaulting Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(e), 2.12(e) or 9.04(b), the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender under this Agreement for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, in any order as determined by the Administrative Agent in its discretion.
SECTION 10.13. Taxes. (a) Any and all payments by or on behalf of the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any of the other Loan Documents shall be made, in accordance with Section 2.12 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, assessments, fees, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, assessments, fees, charges, withholdings and liabilities in respect of payments hereunder or under any of the other Loan Documents being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any of the other Loan Documents or any other documents to be delivered hereunder or thereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(a)In addition, the Borrower shall be liable for the payment of and shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any of the other Loan Documents or any other documents to be delivered hereunder or thereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or any of the other Loan Documents or any other documents to be delivered hereunder or thereunder (hereinafter referred to as “Other Taxes”).
(b)The Borrower shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by such Lender or the Administrative Agent shall be conclusive absent manifest error.
(c)Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. For purposes of subsection (e) below, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.
(d)Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8BEN-E, as applicable, or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. Without limiting any of the above, if any Lender would be entitled to claim, with respect to a payment from the Borrower that is a United States person, as defined by Section 7701(a)(30) of the Internal Revenue Code, or that is otherwise a United States-source payment, the benefits of the exemption from United States withholding tax for portfolio interest under section 881(c) of the Internal Revenue Code, such Lender shall also deliver a certificate to the effect that such Lender is not (A) a “bank” within the meaning of section 881 (c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of PPG within the meaning of section 881 (c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881 (c)(3)(C) of the Internal Revenue Code. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the Effective Date by Internal Revenue Service form W-8BEN or W-8BEN-E, as applicable, or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.
(e)For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in Section 2.13(e) (other than if such failure is due to a Change in Law occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States of America solely by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.
(f)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Agent as may be necessary for the Administrative Agent to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as amended, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
(g)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(e) relating to the maintenance of a Participant Register and (iii) any taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h).
SECTION 10.14. Sharing of Payments, Etc. If any Term Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Term Loans owing to it (other than pursuant to Section 2.10, 2.13 or 9.04(c)) in excess of its ratable share of payments on account of the Term Loans obtained by all the Term Lenders, such Term Lender shall forthwith purchase from the other Term Lenders such participations in the Term Loans owing to them as shall be necessary to cause such purchasing Term Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Term Lender, such purchase from each Term Lender shall be rescinded and such Term Lender shall repay to the purchasing Term Lender the purchase price to the extent of such recovery together with an amount equal to such Term Lender’s ratable share (according to the proportion of (i) the amount of such Term Lender’s required repayment to (ii) the total amount so recovered from the purchasing Term Lender) of any interest or other amount paid or payable by the purchasing Term Lender in respect of the total amount so recovered and (b) the provisions of this Section 2.14 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (in each case, for the avoidance of doubt, as in effect from time to time) (including Sections 2.17 and 2.19). The Borrower agrees that any Term Lender so purchasing a participation from another Term Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Term Lender were the direct creditor of the Borrower in the amount of such participation.
SECTION 10.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Term Loans owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Term Loans. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Term Loans owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Term Loan Commitment of such Lender.
(a)The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each borrowing, continuation or Conversion of Term Loans made hereunder, the Type of Term Loans resulting from such borrowing, continuation or Conversion and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.
(b)Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.
SECTION 10.16. Use of Proceeds. The proceeds of the Term Loans shall be available (and the Borrower agrees that it shall use such proceeds) for working capital and other general corporate purposes of the Borrower and its Subsidiaries and to pay fees, costs and expenses related to the Agreement. The Borrower agrees that it shall apply the proceeds of the Term Loans in compliance with all applicable laws.
SECTION 10.17. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)the Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.01); provided that this clause (a) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(b)any fees payable to any such Defaulting Lender pursuant to the Loan Documents shall cease to accrue on the Term Loan Commitment of such Lender so long as it is a Defaulting Lender; and
(c)the Defaulting Lender will not be deemed to be an Eligible Assignee (with exception to clause (c) of the definition of Defaulting Lender).
SECTION 10.18. Expansion Option.
(a)The Borrower shall have the right from time to time after the Amendment No. 3 Effective Date to request that additional term loans be made hereunder (such additional term loans, the “Incremental Term Loans”) in an aggregate amount not exceeding €250,000,000 by causing one or more Additional Term Loan Lenders (which may include any existing Lender and any other additional banks, financial institutions and other institutional lenders that are Eligible Assignees) to provide Incremental Term Loans (each such increase in the amount of Term Loans under this Agreement, a “Term Loan Increase”); provided that (i) no Lender shall have any obligation hereunder to become an Additional Term Loan Lender and any election to do so shall be in the sole discretion of each Lender (and any Lender that does not advise the Borrower of its election to become an Additional Term Loan Lender hereunder shall be deemed to have rejected such request), (ii) each Term Loan Increase shall be in an aggregate amount for all Additional Term Loan Lenders of at least €25,000,000, and (iii) any Additional Term Loan Lender that is not an Eligible Assignee shall be approved by PPG (such approval not to be unreasonably withheld), which such approval shall be deemed granted if PPG does not respond to a request to consent for such approval on or before the fifth Business Day following such request. Each such Additional Term Loan Lender, the Borrower and the Administrative Agent shall enter into an agreement (and “Incremental Term Loan Agreement”) in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which each Additional Term Loan Lender shall, as of the effective date of such Term Loan Increase (which shall be a Business Day), provide an Incremental Term Loan in the amount specified therein and (if not an existing Lender) and become, and be deemed to be, a Lender for all purposes under this Agreement. Furthermore each such Incremental Term Loan shall be, and shall be deemed to be, a Term Loan for all purposes of this Agreement.
(b)Notwithstanding the foregoing, no Term Loan Increase pursuant to this Section shall be effective unless:
(i)the Borrower shall have given to the Administrative Agent written notice of its request for any such Term Loan Increase at least three Business Days prior to the relevant effective date of such Term Loan Increase;
(ii)the Administrative Agent shall have received an Incremental Term Loan Agreement executed by the Borrower, each applicable Additional Term Loan Lender in respect of such Term Loan Increase;
(iii)no Default shall have occurred and be continuing on such effective date of such Term Loan Increase; and
(iv)each of the representations and warranties of the Borrower contained in this Agreement shall be true on and as of such effective date of such Term Loan Increase with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(c)Each notice under Section 2.18(b)(i) shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in Sections 2.18(b)(iii) and (iv) as of the effective date of such Term Loan Increase.
SECTION 10.19. Extension of Maturity Date.
(a)PPG may, by written notice to the Administrative Agent (which shall promptly notify the Lenders), request (each, an “Extension Request”) that each Lender extend its Maturity Date for an additional one year (each, an “Extension”); provided that (A) not more than two Extension Requests may be made after the Amendment No. 3 Effective Date, and not more than one Extension Request may be made in any period of 12 consecutive months and (B) after giving effect to any Extension, the latest Maturity Date shall not be more than three years from the Extension Effective Date with respect to such Extension. Each Lender, acting in its sole discretion, shall, by notice to PPG and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to PPG) following the date of the Extension Request, advise PPG and the Administrative Agent whether or not such Lender agrees to such Extension Request; provided that any Lender that does not so advise PPG shall be deemed to have rejected such Extension Request (any such Lender that shall have rejected or is deemed to have rejected such Extension Request being referred to as a “Non-Extending Lender” with respect to such Extension Request; and any such Lender that shall have agreed to such Extension Request being referred to as an “Extending Lender” with respect to such Extension Request). No Lender shall have any obligation to agree to any Extension, and the election of any Lender to agree to any Extension shall not obligate any other Lender to so agree.
(b)If, in connection with an Extension Request, Lenders that hold at least 50% of the aggregate outstanding Term Loans shall have consented to such Extension Request, then, effective as of the applicable Extension Effective Date, the Maturity Date for each Extending Lender shall be the applicable Extended Maturity Date; provided that no Extension shall be effective with respect to any Lender unless (the first date on which the consent of the requisite Lenders referred to above is obtained and the conditions specified in this proviso are satisfied with respect to the applicable Extension being called the “Extension Effective Date” with respect to such Extension):
(i)no Default shall have occurred and be continuing on the applicable Extension Effective Date;
(ii)the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents shall be true and correct all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such Extension Effective Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iii)the Administrative Agent shall have received a certificate of the chief financial officer of PPG stating that the conditions set forth in clauses (i) and (ii) above with respect to such Extension have been satisfied; and
(iv)the Administrative Agent shall have received such evidence of the authority of the Borrower to effect such Extension as it may reasonably request.
(c)Except as to the Maturity Date with respect thereto, the terms of the Term Loans of the Extending Lenders shall be identical to the terms of the Term Loans of the Non-Extending Lenders, it being agreed that, except as otherwise expressly provided herein, prepayments of the Term Loans hereunder shall be made ratably as among the Lenders in accordance with their pro rata shares of the principal amount of the outstanding Term Loans.
(d)No consent of any parties to this Agreement shall be required to effectuate an Extension, other than (A) the requisite consent of the Lenders as set forth in Section 2.19(b) and (B) the consent of the Administrative Agent (which consent referred to in this clause (B) shall not be unreasonably withheld). The Lenders hereby consent to the transactions contemplated by this Section 2.19 and hereby waive the requirements of any provision of this Agreement (including Section 2.14) or any other Loan Document that may otherwise prohibit any Extension as contemplated by this Section 2.19. The Lenders hereby irrevocably authorize the Administrative Agent and the Borrower to enter, without any further consent of any Lender, into such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to give effect to any Extension effected pursuant to this Section 2.19, including to establish a new tranche of Term Loans in respect of any extended Term Loans and to effect technical amendments in connection therewith, in each case on terms consistent with this Section 2.19 and the Extension Request.

(e)Notwithstanding anything herein to the contrary, in the case of any Lender that is a Non-Extending Lender with respect to any Extension, the Maturity Date for such Lender shall remain as in effect prior to the effectiveness of such Extension, and the Term Loans made by such Lender to the Borrower hereunder shall mature and be payable by the Borrower, and all other amounts owing to such Lender hereunder shall be payable, in each case, on such Maturity Date.
(f)For the avoidance of doubt, (i) no consent of any Lender (other than the existing Lenders participating in the extension of the Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.19 and (ii) the operation of this Section 2.19 in accordance with its terms is not an amendment subject to Section 9.01.
ARTICLE XI

CONDITIONS TO EFFECTIVENESS AND LENDING
SECTION 11.01. Effective Date. The obligations of the Lenders to make the Term Loans hereunder shall not become effective until the date (the “Effective Date”) on which the execution requirements specified in Section 9.06 and each of the following conditions precedent have been satisfied:
(a)PPG shall have paid all accrued fees and expenses of the Administrative Agent, the Lenders and the Arranger (including the accrued fees and expenses of counsel to the Administrative Agent) payable on or prior to the Effective Date to the extent and as previously agreed in writing so long as any such expenses have been invoiced to the Borrower at least two (2) Business Days prior to the Effective Date.
(b)On the Effective Date, the following statements shall be true and the Administrative Agent shall have received a certificate signed by a duly authorized officer of PPG, dated the Effective Date, stating that (i) the representations and warranties contained in Section 4.01 are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Effective Date and (ii) after giving effect to the borrowing of the Term Loans, no event has occurred and is continuing that constitutes a Default.
(c)The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance reasonably satisfactory to the Administrative Agent:
(i)The Notes to the order of each relevant Lender to the extent requested by such Lender pursuant to Section 2.15.
(ii)Certified copies of the resolutions of the board of directors of PPG approving this Agreement and the other Loan Documents.
(iii)A certificate of the Secretary or an Assistant Secretary of PPG certifying the names and true signatures of the officers of PPG authorized to sign this Agreement and the other Loan Documents and the other documents to be delivered hereunder or thereunder.
(iv)An opinion of K&L Gates LLP, special counsel for PPG, in form reasonably satisfactory to the Administrative Agent.
(v)From each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.20, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page).
(vi)    A certificate of subsistence for the Borrower from the Commonwealth of Pennsylvania.

(d)(x) The Administrative Agent, the Arranger and the Lenders shall have received, at least three Business Days prior to the Effective Date, all documentation and other information about the Borrower as shall have been reasonably requested by the Administrative Agent, the Arranger or the Lenders that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (y) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (d) shall be deemed to be satisfied).
(e)The Administrative Agent shall have received a Notice of Term Loan Borrowing in respect of the Term Loans in accordance with Section 2.02.
(f)All costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation due and payable to the Arranger, the Administrative Agent and the Lenders that are required to be paid on or prior to the Effective Date shall have been paid or shall have been authorized to be deducted from the proceeds of the Term Loans, so long as any such expenses have been invoiced to the Borrower at least two (2) Business Days prior to the Effective Date.
The Administrative Agent shall promptly notify the Lenders and PPG in writing of the occurrence of the Effective Date, and such notice shall be conclusive and binding.
SECTION 11.02. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received such Lender’s written objection thereto prior to the date that PPG, by notice to the Lenders, designates as the proposed Effective Date.
SECTION 11.03. Term A-2 Loan Funding Date. The obligations of the Term A-2 Lenders to make the Term A-2 Loans hereunder shall not become effective until the following conditions precedent have been satisfied:
(a)The Administrative Agent shall have received a Notice of Term Loan Borrowing in respect of the Term A-2 Loans in accordance with Section 2.02.
(b)The representations and warranties contained in Section 4.01 of the Term Loan Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Term A-2 Loan Borrowing.
(c)At the time of and immediately after giving effect to such Term A-2 Loan Borrowing, no event has occurred and is continuing that constitutes a Default.
The Term A-2 Loan Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (b) and (c) of this Section 3.03.
SECTION 11.04. Term A-3 Loan Funding Date. The obligations of the Term A-3 Lenders to make the Term A-3 Loans hereunder shall not become effective until the following conditions precedent have been satisfied:
(a)The Administrative Agent shall have received a Notice of Term Loan Borrowing in respect of the Term A-3 Loans in accordance with Section 2.02.
(b)The representations and warranties contained in Section 4.01 of the Term Loan Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Term A-3 Loan Borrowing.
(c)At the time of and immediately after giving effect to such Term A-3 Loan Borrowing, no event has occurred and is continuing that constitutes a Default.
The Term A-3 Loan Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (b) and (c) of this Section 3.04.
ARTICLE XII

REPRESENTATIONS AND WARRANTIES
SECTION 12.01. Representations and Warranties of PPG. PPG represents and warrants on and as of the Effective Date as follows:
(a)It is a corporation validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite corporate authority to own its properties and to carry on the business in which it is engaged; and it is duly qualified to transact the business in which it is engaged and is in good standing (to the extent such concept is recognized) in those jurisdictions in which the real or personal property owned or leased or the business conducted by it are material to its operations, except where failure to so qualify would not have a Material Adverse Effect.
(b)It has the corporate power and authority to execute, deliver and perform this Agreement, to make the Borrowings provided for herein, to execute and deliver each of the other Loan Documents to which it is a party and to perform its obligations under each of the other Loan Documents to which it is a party; and all such action has been duly authorized by all necessary corporate proceedings on its part.
(c)The audited consolidated balance sheets and related consolidated statements of income, shareholders’ equity, comprehensive income and cash flows contained in PPG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of PPG and its Consolidated Subsidiaries as of December 31, 2022 and the results of operations and cash flows of PPG and its Consolidated Subsidiaries for each of the three fiscal years ending on December 31, 2022, 2021 and 2020.
(d)Neither the execution and delivery of this Agreement or any of the other Loan Documents to which it is a party, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof or thereof, will violate or result in a breach (i) of any of the terms, conditions or provisions of the Restated Articles of Incorporation or bylaws of PPG; or (ii) of any order, writ, injunction or decree of any court or any law or regulation of the Federal government, the State of New York or any state in which the real or personal property owned or leased or the business conducted by PPG or any of its Subsidiaries is material to their respective operations, or any instrumentality of such government; or (iii) of any agreement or instrument to which PPG or any of its Subsidiaries is a party or by which it is bound, the violation or breach of which would have a Material Adverse Effect or would constitute a default thereunder which default would have a Material Adverse Effect; or (iv) of any agreement or instrument to which PPG or any of its Subsidiaries is a party or by which it is bound which would result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property of PPG or any of its Subsidiaries, which lien, charge or encumbrance would have a Material Adverse Effect.
(e)This Agreement and each of the other Loan Documents to which it is a party have been duly and validly executed and delivered by PPG and constitute legal, valid and binding obligations of PPG enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights.

(f)Each of PPG and its Subsidiaries has fulfilled its obligations under ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except for such failures or non-compliance as would not have a Material Adverse Effect. No Reportable Event has occurred and is continuing with respect to any Plan, except for such Reportable Events as would not have a Material Adverse Effect. Neither PPG nor any of its Subsidiaries has incurred any liability to PBGC or under ERISA and the Internal Revenue Code with respect to any Plan, except for premiums not yet due and payable or liabilities as would not have a Material Adverse Effect.
(g)No authorization, consent, approval, license or other action by, and no registration or filing with, any government agency or instrumentality is necessary in connection with the execution and delivery of this Agreement or the Notes, the consummation of the transactions herein contemplated or the performance of or compliance with the terms and conditions hereof and thereof, except for such authorizations, consents, approvals, licenses or other actions by, and such registrations or filings with, such government agencies or instrumentalities as have been or will be timely made or obtained.
(h)There is no pending, or, to the knowledge of PPG, threatened, proceeding by or before any court, government agency or instrumentality or arbitrator against or affecting PPG or any of its Subsidiaries which (i) except for the Disclosed Matters, if adversely decided would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.
(i)No part of the Term Loans or proceeds thereof will be utilized for the purpose of enabling PPG to buy or carry any Margin Stock and neither PPG nor any Subsidiary is in the business of extending credit to others for such purpose.
(j)(x) PPG and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their respective material properties and assets, except for minor defects in title that do not materially interfere with the ability to conduct their respective businesses as currently conducted or to utilize such properties and assets for their intended purposes.
(y) PPG and its Subsidiaries have complied with all obligations under all material leases to which each of them is a party and all such leases are in full force and effect, except where failure to so comply would not have a Material Adverse Effect. PPG and its Subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except where the lack of such peaceful and undisturbed possession would not have a Material Adverse Effect.
(z) PPG and its Subsidiaries own or possess all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate their respective properties and to carry on their respective business as presently conducted and as presently planned to be conducted without conflict with the rights of others in any manner that would have a Material Adverse Effect.
(k)No statement made by PPG in any certificate, report or document furnished by or on behalf of PPG under or in connection with this Agreement or any of the other Loan Documents is false or misleading in any material respect and no such certificate, report or document omits to state a material fact necessary to make the statements contained therein not misleading.
(l)Since December 31, 2022 there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of PPG and its Subsidiaries taken as a whole.
(m)PPG has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by PPG except for any taxes or assessments that PPG is contesting in good faith. The charges, accruals and reserves on the books of PPG in respect of taxes or other governmental charges are, in the opinion of PPG, adequate.
(n)PPG and its Subsidiaries are in compliance in all material respects with all laws and regulations relating to the protection of the environment except where the failure to do so, either singly or in the aggregate, would not have a Material Adverse Effect.
(o)The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(p)Other than Liens permitted pursuant to Section 5.02(c) and Liens which would not result in a Material Adverse Effect, no Lien exists over all or any of the present or future revenues or assets of PPG or any of its Subsidiaries.
(q)[Reserved].
(r)No financial statement contained in any filing by PPG with the United States Securities and Exchange Commission when filed is false or misleading in any material respect or omits to state a material fact necessary to make the statements contained therein not misleading.
(s)The Borrower has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower, its Subsidiaries and their respective directors and executive officers and, to the knowledge of the Borrower, any other officers, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not engaged in any activity that would constitute or give rise to a violation of applicable Sanctions. None of the Borrower, any Subsidiary or any of their respective directors or executive officers or, to the knowledge of the Borrower, any other officers, employees or any agents acting on behalf of the Borrower or any of its Subsidiaries in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. Neither the Borrower nor any Subsidiary will use the proceeds of the Term Loans in violation of any Anti-Corruption Law or in violation of applicable Sanctions.
(t)As of the Effective Date, to the best knowledge of the Borrower, to the extent that a Beneficial Ownership Certification was provided on or prior to the Effective Date to any Lender in connection with this Agreement, the information included in such Beneficial Ownership Certification is true and correct in all respects.
(u)The Borrower is not an Affected Financial Institution.
As used in this Section 4.01, “material” shall mean material in the context of the financial condition of PPG and its Consolidated Subsidiaries taken as a whole.
ARTICLE XIII

COVENANTS OF THE BORROWER
SECTION 13.01. Affirmative Covenants. From and immediately after the funding of the Term Loans on the Effective Date, so long as any Term Loans are outstanding and until payment in full of all amounts payable by PPG hereunder, the Borrower will:
(a)Reports, Financial Statements and Other Information. (i) File or cause to be filed with the United States Securities and Exchange Commission in compliance with the requirements thereof each Current Report on Form 8-K, Quarterly Report on Form 10-Q and Annual Report on Form 10-K required to be filed by PPG and deliver to the Administrative Agent, within 120 days of the end of each fiscal year of PPG, a certificate of the chief financial officer of PPG as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with the ratio of Total Indebtedness of PPG and its Consolidated Subsidiaries to Total

Capitalization as provided in Section 5.02(b) hereof, provided that, to the extent that any Lender is required pursuant to applicable law to obtain directly from the Borrower any financial statements included in any such report filed with the United States Securities and Exchange Commission, the Borrower shall promptly provide such financial statements upon reasonable request of such Lender through the Administrative Agent; (ii) concurrently with the delivery of financial statements under clause (i) above, a certificate of a financial officer of PPG (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (B) setting forth reasonably detailed calculations demonstrating compliance with Section 5.02(b); (iii) promptly furnish to the Administrative Agent for distribution to the Lenders, subject to reasonable confidentiality requirements if appropriate, such information respecting the financial condition and affairs of PPG as the Administrative Agent or any Lender through the Administrative Agent may reasonably require; and (iv) promptly after the commencement thereof, furnish to the Administrative Agent for distribution to the Lenders, subject to reasonable confidentiality requirements if appropriate, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting PPG or any of its Subsidiaries of the type described in Section 4.01(h), provided that the Borrower shall have no obligation to furnish the notice referred to in this clause (iv) with respect to such actions or proceedings referred to in Section 4.01(h)(i) which are not reasonably likely to be adversely decided.
(b)Notice of Default. Within five days after any officer of PPG obtains knowledge of any Default or Event of Default, PPG will provide to each Lender a certificate of PPG setting forth the details thereof and the action which PPG is taking or proposes to take with respect thereto.
(c)Maintenance of Properties. Maintain and keep, and shall cause its Subsidiaries to maintain and keep, their respective properties in such repair, working order and condition, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto, as in the judgment of PPG are necessary and in the interests of PPG or such Subsidiary; provided, however, subject to Section 5.02(d), that nothing in this Section 5.01(c) shall prevent PPG (or any Subsidiary thereof) from selling, abandoning or otherwise disposing of any of its respective businesses from time to time if, in the judgment of PPG or such Subsidiary, such sale, abandonment, disposition or discontinuance is advisable.
(d)Existence; Business and Properties. Do or cause to be done, except in the case of any of its Subsidiaries where the failure to do so would not have a Material Adverse Effect, all things necessary to preserve, renew and keep in full force and effect its legal existence in its jurisdiction of incorporation, and do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business as its board of directors shall determine in its judgment.
(e)Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with applicable tax laws, ERISA and environmental laws.
(f)Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which PPG or such Subsidiary operates; provided, however, that PPG and its Subsidiaries may self-insure to the extent consistent with prudent business practice as reasonably determined by PPG and such Subsidiary.
(g)Anti-Corruption Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(h)Beneficial Ownership Certification. To the extent that the Borrower has provided a Beneficial Ownership Certification to any Lender pursuant to this Agreement, if at any time the information included in such Beneficial Ownership Certification is not true and correct in all respects

(due to a change in the beneficial ownership of the Borrower or otherwise) the Borrower shall promptly notify the Administrative Agent and shall promptly provide an updated Beneficial Ownership Certification to the Administrative Agent.
SECTION 13.02. Negative Covenants. From and immediately after the funding of the Term Loans on the Effective Date, so long as any Term Loans are outstanding and until payment in full of all amounts payable by PPG hereunder, PPG will not, and will not permit any of its Restricted Subsidiaries (or (i) in the case of clause (b) below, its Consolidated Subsidiaries and (ii) in the case of clauses (f) and (g) below, its Subsidiaries) to:
(a)Sale of Assets, Consolidation, Merger, etc. (i) Sell, transfer or lease all or substantially all of the assets, business or property of (A) PPG or (B) PPG and its Restricted Subsidiaries on a consolidated basis; or (ii) enter into any merger or consolidation, unless PPG or such Restricted Subsidiary shall be the surviving corporation.
(b)Financial Undertaking. Permit the ratio of Total Indebtedness to Total Capitalization to exceed 60% at any time; provided that for any fiscal quarter in which PPG or any of its subsidiaries has made an acquisition for consideration in excess of $1,000,000,000 and for the five fiscal quarters thereafter, permit the ratio of Total Indebtedness to Total Capitalization to exceed 65% at any time.
(c)Secured Debt. Issue, assume, guarantee, create or incur any Secured Debt without effectively providing that the Term Loans (together with, if PPG shall so determine, any other Indebtedness of PPG or such Restricted Subsidiary then existing or thereafter created ranking equally with the Term Loans, including Guarantees of Indebtedness of others) shall be secured equally and ratably with (or prior to) such Secured Debt so long as such Secured Debt shall be so secured, except that this Section 5.02(c) shall not apply to Secured Debt secured by:
(i)Liens on property of any Person existing at the time such Person becomes a Subsidiary;
(ii)Liens on property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of or within 90 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof;
(iii)Liens on particular property to secure Indebtedness incurred in financing all or any part of the cost of exploration or development of such property, or to secure all or any part of the cost of improvements to such property which is, in the opinion of the board of directors of PPG, substantially unimproved, or to secure any Indebtedness incurred to provide funds for such purpose;
(iv)Liens on property in favor of the United States of America or any State thereof, or any other country, or any political subdivision of any of the foregoing, to secure payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;
(v)Liens which secure Indebtedness owing to PPG or a Wholly-owned Restricted Subsidiary by a Subsidiary of PPG; and
(vi)any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (v), inclusive, or of any Indebtedness secured thereby; provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing provisions of this Section 5.02(c), PPG and any one or more Restricted Subsidiaries may, without equally and ratably securing the Term Loans, issue, assume, guarantee, create or incur Secured Debt which would otherwise be subject to the foregoing restrictions if, after giving effect to the Secured Debt to be issued, assumed, guaranteed, created or incurred, the sum of (a) the aggregate amount of all such Secured Debt of PPG and its Restricted Subsidiaries (not including Secured Debt permitted under clauses (i) through (vi) above) and (b) the aggregate value of the Sale and Leaseback Transactions (as defined in Section 5.02(d)) in existence at such time (except Sale and Leaseback Transactions the proceeds of which have been applied in accordance with Section 5.02(d)(i)(B)) does not exceed 5% of the Shareholders’ Interest.
(d)Limitation on Sales and Leasebacks and Transfers of Assets.
(i)Enter into any arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to PPG or such Restricted Subsidiary of any real property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such real property by the lessee will be discontinued) which has been or is to be sold or transferred by PPG or such Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property (herein referred to as a “Sale and Leaseback Transaction”) unless either:
(A)PPG or such Restricted Subsidiary could create Secured Debt secured by a Lien, in accordance with Section 5.02(c), on the real property to be leased, in an amount equal to the value (as hereinafter defined) of such Sale and Leaseback Transaction, without equally and ratably securing the Term Loans, or
(B)PPG applies (and in any case PPG covenants that it will apply) within 120 days after the Sale and Leaseback Transaction, regardless of whether such Sale and Leaseback Transaction may have been made by PPG or by a Restricted Subsidiary, an amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such Sale and Leaseback Transaction and (ii) the fair value of the real property so leased at the time of entering into such Sale and Leaseback Transaction (as determined by the board of directors of PPG) to the retirement of Funded Debt of PPG; provided that the amount to be applied to the retirement of Funded Debt of PPG shall be reduced by
(1)the principal amount of the Term Loans outstanding on the date of the Sale and Leaseback Transaction repaid by PPG within 120 days after such Sale and Leaseback Transaction, and
(2)the principal amount of Funded Debt, other than the Term Loans, voluntarily retired by PPG within 120 days after such sale;
provided that no repayment or retirement referred to in this clause (B) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.
For purposes of this Section 5.02(d) and Section 5.02(c), the term “value” shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such Sale and Leaseback Transaction and (ii) the fair value of the real property so leased at the time of entering into such Sale and Leaseback Transaction (as determined by the board of directors of PPG), divided first by the number of full years in the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.
(ii)Transfer any assets which, in the reasonable opinion of the board of directors of PPG, constitute a major manufacturing or research property, plant or facility of PPG and its Restricted Subsidiaries, taken as a whole, to any Unrestricted Subsidiary.
(e)Margin Stock. Purchase or hold any Margin Stock if more than 25% of the value of its assets (as defined in said Regulation U) is or would be represented by Margin Stock.
(f)Accounting Changes. Make or permit any change in accounting policies or reporting practices, except as required or permitted by United States or applicable foreign generally accepted accounting principles or by the United States Securities and Exchange Commission or the Public Company Accounting Oversight Board or any similar foreign governmental agency or instrumentality.
(g)Change in Nature of Business. Change the primary nature of its business from the business conducted by them as of the Effective Date and other activities reasonably incidental thereto.
(h)Anti-Corruption and Sanctions Laws. The Borrower will not request any Term Loan, and the Borrower shall not use, and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Term Loans, directly or indirectly, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any other manner that would constitute or give rise to a violation of any Sanctions by any party hereto.
ARTICLE XIV

EVENTS OF DEFAULT
SECTION 14.01. Events of Default. From and immediately after the funding of the Term Loans on the Effective Date, if any of the following events (“Events of Default”) shall occur and be continuing:
(a)(i) PPG shall default in the payment of principal of the Term Loans when due; or (ii) PPG shall default in the payment of any interest, fee or any other amount payable under this Agreement or under any other Loan Document and, in the case of this clause (ii), such default shall have continued for a period of five (5) Business Days thereafter;
(b)PPG shall default (whether as direct obligor or guarantor) (i) in any payment of principal of or interest on any other obligation for borrowed money of PPG in excess of $100,000,000 in unpaid principal amount beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any agreement under which any such other obligation for borrowed money of PPG in excess of $100,000,000 is created and shall not have cured such default within any period of grace provided by such agreement, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee or agent on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;
(c)Any representation or warranty made herein or pursuant hereto by PPG, or any certificate furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;
(d)PPG shall default in the performance of any covenant contained in Section 5.01(b) or Section 5.02 hereof;
(e)PPG shall default in the performance of any other covenant, term, condition or provision of this Agreement or any other Loan Document and such default shall not be remedied for a period of thirty (30) days after written notice thereof to PPG from the Administrative Agent at the request of any Lender;
(f)A final judgment or order for the payment of money in excess of $100,000,000 shall be rendered by a court of record against PPG and such judgment or order shall not be appealable and shall continue unsatisfied and unstayed for a period of thirty (30) days;
(g)Any of the following shall have occurred: (i) any person or group of persons shall have acquired beneficial ownership of a majority in interest of the outstanding Voting Stock of PPG (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) unless such acquisition of beneficial ownership is approved by a majority of the Incumbent Board (as such term is defined in clause (ii) of this paragraph (g)) or (ii) individuals who, as of the date of this Agreement were directors of PPG, together with any replacement or additional directors whose election was recommended by or who were elected by a majority of directors then in office (such directors together herein called the “Incumbent Board”), cease to constitute a majority of the board of directors of PPG;
(h)A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding;
(i)PPG shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of PPG or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or
(j)PPG shall fail to meet its minimum funding requirements under ERISA with respect to any Plan or if any Plan shall be terminated by act of the PBGC or a trustee shall be appointed for any Plan, except when such failure is of an amount which is not material to the financial condition of PPG or such termination or appointment would not result in the imposition on PPG of material liability, or when such failure is the result of contesting such minimum funding requirements in good faith and PPG has established on its books any reserve which is required by GAAP with respect thereto;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Term Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Term Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Term Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, notwithstanding anything to the contrary set forth in this Article VI, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Term Loans shall automatically be terminated and (B) the Term Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE XV

[RESERVED]

ARTICLE XVI

THE ADMINISTRATIVE AGENT
SECTION 16.01. Authorization and Action. Each of the Lenders hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and under the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and in the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, the other Loan Documents or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by PPG pursuant to the terms of this Agreement or the other Loan Documents.
SECTION 16.02. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the Lender that made any Term Loan as the holder of the Indebtedness resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any of the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page); and (vi) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telegram) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 16.03. BBVA and Affiliates. With respect to its Term Loan Commitment, the Term Loans made by it and the Note issued to it, BBVA shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include BBVA in its individual capacity. BBVA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, PPG, any of its Subsidiaries and any Person who may do business with or own securities of PPG or any such Subsidiary, all as if BBVA were not the Administrative Agent and without any duty to account therefor to the Lenders. The Administrative Agent shall have no duty to disclose information obtained or received by it or any of its affiliates relating to PPG or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Administrative Agent.
SECTION 16.04. Lender Credit Decision. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(c) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
SECTION 16.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Term Loans then owed to each of them (or if no Term Loans are at the time outstanding, ratably according to the respective amounts of their Term Loan Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Administrative Agent’s fraudulent acts or omissions, gross negligence or willful misconduct, and provided, further, that the obligations of each Lender that shall cease to be a party to this Agreement in accordance with Section 9.07 shall terminate on the date of the applicable assignment except to the extent any claim hereunder relates to an event arising prior to such assignment. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.
SECTION 16.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders by giving written notice thereof to the Administrative Agent and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the existing Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and, if the Person then serving as Administrative Agent is a Defaulting Lender, unless and until a successor Administrative Agent shall have been so appointed and accepted such appointment, such resignation shall nevertheless be effective and, until a successor Administrative Agent is appointed by the Required Lenders, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
SECTION 16.07. Other Agents. Each of the Lenders hereby acknowledges that none of any syndication agent, any co-documentation agents or any arranger and co-bookrunners has any liability hereunder other than in its capacity as a Lender.
SECTION 16.08. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto and (y) covenants, from the date such

Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Term Loans or the Term Loan Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(a)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, or the Arrangers, any syndication agent, any co-documentation agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(b)The Administrative Agent, and the Arrangers, any syndication agent and any co-documentation agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans, the Term Loan Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Term Loans or the Term Loan Commitments for an amount less than the amount being paid for an interest in the Term Loans or the Term Loan Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE XVII
MISCELLANEOUS
SECTION 17.01. Amendments, Etc. Subject to Section 2.07(b) and the last sentence of this Section 9.01, no amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby in addition to the Required Lenders, do any of the following: (a) increase the Term Loan Commitments of the Lenders, (b) reduce the principal of, or interest on, the Term Loans or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Term Loans or any fees or other amounts payable hereunder, (d) extend the termination date of any Term Loan Commitment or (e) extend the Maturity Date applicable to any Lender; (ii) no amendment, waiver or consent shall, unless in writing and signed by each Lender, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) change the definition of “Required Lenders” or “Required Term A-2 Lenders” or “Required Term A-3 Lenders” or change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Term Loans, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (c) release PPG or otherwise limit PPG’s liability with respect to the obligations owing to the Administrative Agent and the Lenders, (d) amend this Section 9.01, (e) amend or modify any provision of any Loan Document having the effect of modifying the pro rata treatment of the Lenders thereunder, (f) waive any condition set forth in Section 3.03 in respect of the making of a Term A-2 Loan without the written consent of the Required Term A-2 Lenders or (g) waive any condition set forth in Section 3.04 in respect of the making of a Term A-3 Loan without the written consent of the Required Term A-3 Lenders; and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note. It is acknowledged and agreed that the exercise by the Borrower of its right to request Incremental Term Loans under Section 2.18 shall not be deemed to require any amendment, waiver or consent under this Section 9.01. If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
SECTION 17.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including electronic communication) and emailed and mailed, (i) if to the Borrower, at the address of PPG at One PPG Place, Pittsburgh, Pennsylvania 15272, email address jankowski@ppg.com, Attention: Treasurer, with a copy to PPG at One PPG Place, Pittsburgh, Pennsylvania 15272, email address foulkes@ppg.com, Attention: Senior Vice President and General Counsel; (ii) if to any Lender, at its at its address (or telecopy number) set forth in its Administrative Questionnaire; and (iii) if to the Administrative Agent, for Notices of Borrowing and prepayments of Term Loans and all other notices, at its address at BBVA New York Branch, 1345 Avenue of the Americas, 44th Floor, New York, New York 10105, email address loan.agency@bbva.com; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied or telegraphed, be effective when deposited in the mails, telecopied, or delivered to the telegraph company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.
(a)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or PPG may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
SECTION 17.03. No Waiver; Remedies. No failure on the part of the Borrower, any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 17.04. Costs and Expenses. (a) PPG agrees to pay all reasonable, documented and customary out-of-pocket costs and expenses of the Administrative Agent (within 10 days of receipt of a written itemized statement, together with supporting documentation, identifying in reasonable detail the amounts of such costs and expenses) incurred in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and the other documents to be delivered hereunder or thereunder, including, without limitation, all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto. PPG further agrees to pay all reasonable and documented out-of-pocket costs and expenses, if any, of the Administrative Agent and the Lenders incurred in connection with the enforcement of this Agreement, any of the other Loan Documents and the other documents to be delivered hereunder or thereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).
(a)The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) this Agreement, any of the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Term Loans or (ii) the actual or alleged presence of hazardous materials on any property of PPG or any of its Subsidiaries or any environmental action relating in any way to PPG or any of its Subsidiaries; provided that (x) the Borrower’s obligation to reimburse the Indemnified Parties for legal expenses shall be limited to the fees, charges and disbursements of one firm of counsel to all Indemnified Parties (and, if reasonably necessary, of one firm of regulatory counsel and one firm of local counsel in any relevant jurisdiction) and, solely in the case of an actual or potential conflict of interest of which PPG is notified in writing, of one additional firm of counsel (and if reasonably necessary, of one additional firm of regulatory counsel and one additional firm of local counsel in any relevant jurisdiction) to the affected Indemnified Parties that are similarly situated, (y) the Borrower shall not be obligated to indemnify any Indemnified Party for any claim, damage, loss, liability or expense to the extent such claim, damage, loss, liability or expense resulted from (I) such Indemnified Party’s fraudulent acts or omissions, gross negligence or willful misconduct (II) a material breach by such Indemnified Party of its express obligations under the Loan Documents (in the case of clauses (I) and (II), as found in a final, non-appealable judgment by a court of competent jurisdiction) or (III) disputes solely among or between Indemnified Parties not relating to any acts or omissions by the Borrower or its Subsidiaries (other than disputes against the Administrative Agent or the Arrangers in its capacity or in fulfilling its role as the Administrative Agent or Arrangers or any similar role under this Agreement) and (z) each Indemnified Party will repay to the Borrower any such reimbursement actually received by it to the extent that it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification by virtue of clause (y). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equity holders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. To the extent permitted by applicable law, each party hereto also agrees not to assert any claim for special, indirect, consequential or punitive damages against any other Person party to any Loan Document or any of such Person’s directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to this Agreement, any of the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Term Loans; provided that, nothing in this sentence shall relieve the Borrower of any obligation it may have to indemnify an Indemnified Party, as provided in this Section 9.04(b), against any special, indirect, consequential or punitive damages asserted against such Indemnified Party by a third party. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damage is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s fraudulent acts or omissions, gross negligence or willful misconduct.
Promptly after receipt by any Indemnified Party of notice of the commencement of any action, suit, proceeding or claim referred to in the immediately preceding paragraph, such Indemnified Party will notify the Borrower in writing of the commencement thereof; provided that the omission to so notify the Borrower does not relieve the Borrower of any liability which it may have hereunder except to the extent the Borrower was materially prejudiced by such failure. The Borrower shall have the right to assume the defense or control the settlement of any such action, suit, proceeding or claim and to select counsel with respect thereto, which counsel shall be subject to the approval of the Arrangers (such approval not to be unreasonably withheld or delayed), provided that the Borrower shall not consent to any settlement of or to the entry of any judgment with respect to any such action, suit, proceeding or claim except in accordance with the provisions of the next succeeding paragraph. Notwithstanding the Borrower’s right to appoint counsel to represent such Indemnified Party in any such action, suit, proceeding or claim, such Indemnified Party shall have the right to employ separate counsel at the Borrower’s expense (subject to the limitations in the immediately preceding paragraph) and to participate in the defense of any such action, suit, proceeding or claim as to it if (a) the use of counsel chosen by the Borrower to represent such Indemnified Party would present such counsel with an actual or potential conflict of interest or such Indemnified Party reasonably determines that there are defenses available to it which are in addition to or different from the defenses available to the Borrower or (b) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the commencement of such action, suit, proceeding or claim. Notwithstanding the foregoing, any Indemnified Party shall have the right to settle any such action, suit, proceeding or claim without the consent of the Borrower; provided that the Borrower shall have no liability for any settlement entered into without its consent.
To the extent the Borrower has elected to assume the defense or control the settlement of any action, suit, proceeding or claim against any Indemnified Party pursuant to the foregoing paragraph, the Borrower will not, without the applicable Indemnified Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding or claim in respect of which the Borrower has so assumed the defense or control, whether or not any Indemnified Party is an actual or potential party thereto, unless such settlement, compromise, consent or termination (a) includes an unconditional release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding or claim and (b) does not include any statement as to or any admission of fault, culpability, wrong-doing or a failure to act by or on behalf of any Indemnified Party.
(b)If (x) any payment or prepayment of principal of, or Conversion of, any Term Benchmark Loan is made by the Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Term Loan, as a result of a payment, prepayment or Conversion pursuant to Section 2.07, 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or (ii) as a result of a payment, prepayment or Conversion pursuant to Section 2.07, 2.09 or

2.11, (y) any assignment of any Term Benchmark Loan is made by any Lender other than on the last day of the Interest Period for such Term Loan as a result of a demand by PPG pursuant to Section 9.07(a) or (z) the Borrower fails for any reason (including without limitation because applicable conditions precedent have not been satisfied) to borrow any Term Benchmark Loan, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, prepayment, Conversion, assignment or failure to borrow, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain the Term Loans. If the amount of Euro purchased by any Lender in the case of a Conversion or exchange of Term Loans in the case of Section 2.07 or 2.11 exceeds the sum required to satisfy such Lender’s liability in respect of such Term Loans, such Lender agrees to remit to PPG such excess. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 9.04(c) delivered to the Borrower shall be conclusive absent demonstrable error.
(c)Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.
SECTION 17.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) either (x) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01 or (y) the automatic acceleration of the Term Loans pursuant to Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.
SECTION 17.06. Binding Effect. This Agreement shall become effective upon satisfaction of the conditions precedent set forth in Section 3.01 and after it shall have been executed by PPG and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders.
SECTION 17.07. Assignments and Participations. (a) Each Lender may and, if demanded by PPG will (following (x) a demand by such Lender pursuant to Section 2.10 or 2.13 or (y) a failure by such Lender to sign, if the Required Lenders have delivered such signature on or prior to such scheduled date, any proposed amendment, waiver or consent to this Agreement or the Notes requiring, pursuant to Section 9.01, the signature of all Lenders), upon at least two Business Days’ notice to such Lender and the Administrative Agent (which notice period may be reduced by the Administrative Agent in its sole discretion), assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Term Loans owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was an Affiliate of a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Term Loans of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than

€10,000,000 (in the case of Eurocurrency Rate Loans) or $10,000,000 (in the case of Base Rate Loans) unless otherwise agreed by the Administrative Agent and, so long as no Default has occurred and is continuing, PPG, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by PPG pursuant to this Section 9.07(a) shall (x) be an assignment of all of such Lender’s rights and obligations under this Agreement (including, without limitation, all of such Lender’s the Term Loans owing to it and the Note or Notes held by it) and (y) be arranged by PPG after receipt of the written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by PPG pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Term Loans owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment, (unless the assignee is already a Lender hereunder) an Administrative Questionnaire for the assignee and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by PPG, such recordation fee shall be payable by PPG except that no such recordation fee shall be payable in the case of an assignment made at the request of PPG to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of PPG, assign all or a portion of its rights to any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.10, 2.13 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (other than its obligations under Section 8.05 to the extent any claim thereunder relates to an event arising prior to such assignment) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(a)By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(b)Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.
(c)The Administrative Agent, acting solely for this purpose as an agent of PPG, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Term Loan Commitment of, and principal amount (and stated interest on) of the Term Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Each Lender may sell participations to one or more banks or other entities (other than any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), any Defaulting Lender, PPG or any of PPG’s Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Term Loans owing to it and any Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any of the other Loan Documents, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or thereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.10, 2.13 and 9.04(c) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.07(a); provided that such participant (A) agrees to be subject to the provisions of Section 9.07(a) as if it were an assignee under Section 9.07(a); and (B) shall not be entitled to receive any greater payment under Section 2.10 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such participant agrees to be subject to Section 2.14 as though it were a Lender.

(e)Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to PPG furnished to such Lender by or on behalf of PPG; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to PPG received by it from such Lender.
(f)Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Term Loans owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or to any other central bank; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(g)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), upon the identification as such in writing from time to time by such Granting Lender to the Administrative Agent and PPG and upon the prior written consent of PPG in its sole and absolute discretion, the option to provide to the Borrower all or any part of the Term Loans that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Term Loans and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Term Loans, the Granting Lender shall be obligated to make such Term Loans pursuant to the terms hereof. The making of a Term Loan by an SPC hereunder shall utilize the Term Loan Commitment of the Granting Lender to the same extent and as if such Term Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with such Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.07, any SPC may (i) with notice to, but without the prior written consent of, PPG and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Term Loans to the Granting Lender or to any financial institutions (consented to by PPG and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Term Loans and (ii) disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.07(h) may not be amended without the written consent of the SPC.
SECTION 17.08. Confidentiality. Neither the Administrative Agent or any Lender shall disclose any Confidential Information to any other Person without the consent of PPG, other than (a) to the Administrative Agent’s or such Lender’s Affiliates and to their and their Affiliates’ officers, directors, employees, agents and advisors; (b) as contemplated by Section 9.07(f), to actual or prospective assignees and participants, or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided, such assignees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.08 or other provisions at least as restrictive as this Section 9.08) in each case only on a confidential need-to-know basis; (c) as required by any law, rule or regulation or judicial process; (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or financial institutions (including any self-regulatory authority); (e) to any other party hereto; (f) in connection with any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder; (g) with the consent of PPG; (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 9.08, (ii) is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries or (iii) becomes available to the Administrative Agent any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower; and (i) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or the Term Loans, (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loans or (z) data service providers, including league table providers, that serve the lending industry.
SECTION 17.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 17.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 17.11. Judgment.
(a)If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at its principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(b)If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Euro into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Euro with Dollars at its principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(c)The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.
SECTION 17.12. Jurisdiction, Etc.. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, City of New York, and any appellate court from any thereof, in any action or proceeding to which PPG is a party in any case arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
(a)Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 17.13. Substitution of Currency. If a change with respect to Euro occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multinational authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with PPG) to be necessary to reflect the change in currency and to put the Lenders and the Borrower in the same position, so far as possible, that they would have been in if no change with respect to Euro had occurred.
SECTION 17.14. [Reserved].
SECTION 17.15. Waiver of Jury Trial. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
SECTION 17.16. USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title iii of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.
SECTION 17.17. No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of each of the Borrower, their stockholders and/or their Affiliates.  The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person.  The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
SECTION 17.18. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 17.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 17.20. Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Acceptance shall be deemed to include Electronic Signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
PPG INDUSTRIES, INC.

By
    Name: John A. Jankowski
    Title: Vice President and Treasurer

U.S. Federal Tax Identification No. for PPG:
25-0730780

Address for PPG:
One PPG Place
Pittsburgh, Pennsylvania 15272

[Signature Page to Term Loan Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
    individually as a Lender and as Administrative Agent

By
    Name:
    Title:

By
    Name:
    Title:

[Signature Page to Term Loan Credit Agreement]

SCHEDULE 2.01

Term Loan Commitments

Lender	Term A-1 Loan Commitment	Term A-2 Loan Commitment	Term A-3 Loan Commitment
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	€500,000,000	€0	€75,000,000
Industrial and Commercial Bank of China Limited, New York Branch	€0	€150,000,000	€100,000,000
ING Bank N.V., Dublin Branch	€0	€100,000,000	€0
Danske Bank A/S	€0	€0	€100,000,000
Skandinaviska Enskilda Banken AB (publ)	€0	€0	€25,000,000
AGGREGATE COMMITMENTS	€500,000,000	€250,000,000	€300,000,000